SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         June 27, 2006

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Effective July 1, 2006, pursuant to an Agreement and Plan of Merger dated as of December 13, 2005 (the “Merger Agreement”), by and between Georgia Power Company (“Georgia Power”) and Savannah Electric and Power Company (“Savannah Electric”), Savannah Electric merged with and into Georgia Power (the “Merger”), with Georgia Power as the surviving corporation in the Merger. See Item 8.01 below for a summary of the Merger.

Pursuant to the Merger, Georgia Power assumed, among other things, all of the obligations of Savannah Electric under the 1997 Deferred Compensation Plan for Directors of Savannah Electric, Amended and Restated effective October 26, 2000 (the “Deferred Compensation Plan”). Non-employee directors of Savannah Electric were eligible to participate in the Deferred Compensation Plan, including one former Savannah Electric director who now serves as a director of Georgia Power. Under the Deferred Compensation Plan, each participant was entitled to elect to defer all or a portion of such participant’s director’s fee until termination of service. Such deferred amounts were credited, at the election of the participant, to a prime rate investment account, a deferred stock account or a phantom stock account (the “investment accounts”). Following termination of service, each participant is entitled to receive a distribution of all amounts credited to such participant’s investment accounts. A participant may elect to receive a lump sum payment or a series of not more than 10 annual installments.

The paragraph above contains only a summary description of the Deferred Compensation Plan and is qualified in its entirety by reference to the full text of the Deferred Compensation Plan, which is included as Exhibit 10.1 hereto and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

Effective July 1, 2006, in connection with the Merger, Georgia Power issued 1,500,000 shares of its common stock, no par value per share, to The Southern Company (“Southern Company”), its sole common shareholder. Through the Merger, all of the outstanding shares of common stock of Savannah Electric previously held by Southern Company were cancelled. Prior to the Merger, Southern Company was the sole common shareholder of Georgia Power and Savannah Electric and, following the Merger, continues to be the sole common shareholder of the combined company. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

         On June 27, 2006, Georgia Power filed an amendment to its Charter with the Secretary of State of the State of Georgia which amended and restated the terms of its Charter and designated a new series of Class A preferred stock entitled “6 1/8% Series Class A Preferred Stock, Non-Cumulative, Par Value $25 Per Share” (the “Amended and Restated Charter”). The Amended and Restated Charter authorizes 20,000,000 shares of common stock, no par value per share, 5,000,000 shares of preferred stock, par value $100 per share, 50,000,000 shares of Class A preferred stock, par value $25 per share, and 15,000,000 shares of preference stock, par value $100 per share. The Amended and Restated Charter removes all provisions relating to Georgia Power’s previously designated series of preferred stock and Class A preferred stock, as all of these shares have been redeemed. The Amended and Restated Charter increases the number of authorized shares of common stock to 20,000,000 shares and also establishes preference stock as a new class of stock, which will rank junior to the preferred stock and Class A preferred stock and senior to the common stock with respect to dividends and distributions in liquidation. The Amended and Restated Charter also provides that preferred stock, Class A preferred stock and preference stock may be issued with cumulative or non-cumulative dividends.

Pursuant to the Amended and Restated Charter, with respect to the election of directors, each share of common stock is entitled to one vote, each share of preferred stock is entitled to one vote and each share of Class A preferred stock is entitled to one-fourth vote. In addition, each share of preference stock may be entitled to not more than one-tenth vote per share. In the event of certain dividend defaults with respect to the preferred stock, Class A preferred stock and preference stock, the holders of the outstanding shares of the preferred stock, Class A preferred stock and preference stock shall be entitled to elect two additional directors to the board of directors of Georgia Power. In addition, the holders of the outstanding preferred stock, Class A preferred stock and preference stock will have certain voting rights in connection with any amendments to the Amended and Restated Charter that would adversely change the rights and preference of such securities and will have certain voting rights in connection with the issuance of additional capital stock that would rank senior to the preferred stock or Class A preferred stock.

In addition, the Amended and Restated Charter was further amended to designate a series of 1,800,000 shares of the 6 1/8% Series Class A Preferred Stock, Non-Cumulative, Par Value $25 Per Share of Georgia Power.

The paragraphs above contain only a summary description of the Amended and Restated Charter and are qualified in their entirety by reference to the full text of the Amended and Restated Charter which is included as Exhibit 3.1 hereto and incorporated by reference herein.

Item 8.01	Other Events.

Effective July 1, 2006, pursuant to the Merger Agreement, Savannah Electric was merged with and into Georgia Power, with Georgia Power as the surviving corporation in the Merger. Savannah Electric operated as a vertically integrated utility providing electricity to retail customers within a five-county area in southeastern Georgia and to wholesale customers in the Southeast. Prior to the Merger, Southern Company was the sole shareholder of Georgia Power and was the sole common shareholder of Savannah Electric. At the effective time of the Merger, each outstanding share of Savannah Electric common stock was cancelled and Southern Company was issued an additional 1,500,000 shares of Georgia Power common stock, no par value per share. In addition, at the effective time of the Merger, each outstanding share of Savannah Electric 6.00% Series Preferred Stock, Non-Cumulative, Par Value $25 Per Share, was cancelled and was converted into the right to receive one share of Georgia Power 6 1/8% Series Class A Preferred Stock, Non-Cumulative, Par Value $25 Per Share (the “Georgia Power 6 1/8% Series Class A Preferred Stock”). Following completion of the Merger, the outstanding capital stock of Georgia Power consists of 9,261,500 shares of Georgia Power common stock, all of which are held by Southern Company, and 1,800,000 shares of Georgia Power 6 1/8% Series Class A Preferred Stock.

In connection with the Merger, pursuant to an Eighth Supplemental Indenture, dated as of July 1, 2006 (the “Eighth Supplemental Indenture”), between Georgia Power and The Bank of New York, as Trustee, Georgia Power expressly assumed all of Savannah Electric’s obligations under the Senior Note Indenture, dated as of December 1, 1998 (the “Senior Note Indenture”), between Savannah Electric and The Bank of New

York, as Trustee, and all indentures supplemental thereto. Savannah Electric had five series of senior notes outstanding under the Senior Note Indenture.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

3.1	Amendment to Charter of Georgia Power, dated June 27, 2006, which amended and restated the terms of the Charter and established the Georgia Power 6 1/8% Series Class A Preferred Stock.

4.1

Senior Note Indenture dated as of March 1, 1998 between Savannah Electric and The Bank of New York, as Trustee, and indentures supplemental thereto through December 9, 2004 (Designated in Form 8-K of Savannah Electric dated March 9, 1998, File No. 1-5072, as Exhibits 4.1 and 4.2, in Form 8-K of Savannah Electric dated May 8, 2001, File No. 1-5072, as Exhibits 4.2(a) and 4.2(b), in Form 8-K of Savannah Electric dated March 4, 2002, File No. 1-5072, as Exhibit 4.2, in Form 8-K of Savannah Electric dated November 4, 2002, File No. 1-5072, as Exhibit 4.2, in Form 8-K of Savannah Electric dated December 10, 2003, File No. 1-5072, as Exhibits 4.1 and 4.2 and in Form 8-K of Savannah Electric dated December 2, 2004, File No. 1-5072, as Exhibit 4.1).

4.2	Eighth Supplemental Indenture, dated as of June 30, 2006, and effective as of July 1, 2006, between Georgia Power and The Bank of New York, as Trustee.

10.1

1997 Deferred Compensation Plan for Directors of Savannah Electric, Amended and Restated effective October 26, 2000 (Designated in Savannah Electric’s Form 10-K for the year ended December 31, 2000, File No. 1-5072, as Exhibit 10(f)18).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2006	GEORGIA POWER COMPANY By /s/Wayne Boston Wayne Boston Assistant Secretary